Exhibit 1.1

FEDERAL REALTY INVESTMENT TRUST

Common Shares and Preferred Shares

Underwriting Agreement

September 14, 2006

WACHOVIA CAPITAL MARKETS, LLC

as Representative of the several Underwriters

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

From time to time Federal Realty Investment Trust, a Maryland real estate investment trust (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in substantially the form of Exhibit A hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firm or firms named in Schedule I to the applicable Pricing Agreement (such firm or firms, as the case may be, constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its shares of beneficial interest (the “Shares”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Shares”). If specified in such Pricing Agreement, the Designated Shares may consist of a specified number of shares that the Underwriters, acting severally and not jointly, have agreed to purchase (the “Initial Shares”) and a specified number of shares that the Underwriters, acting severally and not jointly, have the option to purchase to cover over allotments, if any (the “Option Shares”), in each case on the terms and subject to the conditions set forth in this Underwriting Agreement and such Pricing Agreement. The Shares may include the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), or preferred shares of beneficial interest, par value $0.01 per share (the “Preferred Shares”).

The terms and rights of any particular issuance of Designated Shares shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the resolutions of the board of trustees of the Company or a duly appointed committee thereof.

1. Particular sales of Designated Shares may be made from time to time to the Underwriters of such Shares, for whom the firms designated as representatives of the Underwriters of such Shares in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Shares or as an obligation of any of the Underwriters to purchase any of the Shares. The obligation of the Company to issue and sell any of the Shares and the obligation of any of the Underwriters to purchase any of the Shares shall be evidenced by the Pricing Agreement with respect to the Designated Shares specified therein. Each Pricing Agreement shall specify the aggregate number of such Designated Shares (and, if applicable, the aggregate number of Initial Shares and Option Shares), the initial public offering price of such Designated Shares, the purchase price to the Underwriters of such Designated Shares, the names of the Underwriters of such Designated Shares, the names of the Representatives of such Underwriters and the number of such Designated Shares to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Shares and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the registration statement and prospectus with respect thereto) the terms of such Designated Shares. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telecopied communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Underwriting Agreement and each Pricing Agreement shall be several and not joint.

2. The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof, the Applicable Time referred to in Section 2(c) hereof, the Time of Delivery referred to in Section 4 hereof and the Option Closing Time referred to in Section 4 hereof, if any, that:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-135159), including the related preliminary prospectus, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”). Such registration statement covers the registration of the Shares under the Act. Promptly after execution and delivery of a Pricing Agreement with respect to the Designated Shares specified therein, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B under the Act (“Rule 430B”) and paragraph (b) of Rule 424 under the Act (“Rule 424(b)”) (without reliance on Rule 424(b)(8)). Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to herein as “Rule 430B Information.” Each prospectus used in connection with the offering of Designated Shares that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at such time and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations under the Act at such time, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with an offering of Designated Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at the time of the execution of the related Pricing Agreement, is herein called the “Prospectus.” For purposes of this Underwriting Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Underwriting Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the rules and regulations under the Act to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “Exchange Act”) which is incorporated by reference in or otherwise deemed by the rules and regulations under the Act to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

(b) (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to Designated Shares in reliance on the exemption of Rule 163 under the Act (“Rule 163”), (D) at the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Designated Shares, (E) at the date hereof and (F) at the date of each Pricing Agreement, the Company was, is and will be a “well-known seasoned issuer” as defined in Rule 405 under the Act (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration statement form.

(c) The Original Registration Statement became effective upon filing under Rule 462(e) under the Act (“Rule 462(e)”) on June 20, 2006, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Shares made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed (unless exempt from filing pursuant to Rule 163) with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Act provided by Rule 163.

(A) At the respective times the Original Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Act, (C) at the Time of Delivery, and (D) at the Option Closing Time, if any, the Registration Statement complied and will comply in all material respects with the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the respective rules and regulations of the Commission thereunder, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, at the Time of Delivery and at the Option Closing Time, if any, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus filed as part of the Original Registration Statement or any amendment thereto and the Statutory Prospectus (as defined below)) complied when so filed in all material respects with the rules and regulations under the Act and each preliminary prospectus, the Statutory Prospectus and the Prospectus delivered to the Underwriters for use in connection with each offering of Designated Shares will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time (as defined below), the Statutory Prospectus, when considered together with the Issuer Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the information included on Exhibit C hereto, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Statutory Prospectus, the Issuer Free Writing Prospectus(es) and the information included on Exhibit C hereto are collectively referred to herein as the “General Disclosure Package.”

The representations and warranties in the preceding four paragraphs shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or any amendments or supplements thereto, or the General Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement or any post-effective amendment thereto, or the Prospectus or any amendments or supplements thereto, or the General Disclosure Package.

As used in this subsection and elsewhere in this Underwriting Agreement:

“Applicable Time” shall have the meaning set forth in the Pricing Agreement with respect to the Designated Shares specified therein.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act (“Rule 433”), relating to any particular issuance of Designated Shares (including any identified on Exhibit B hereto) that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of a particular issuance of Designated Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Statutory Prospectus” as of any time means the prospectus that is included in the Registration Statement immediately prior to that time and the preliminary prospectus supplement relating to a particular issuance of Designated Shares set forth in the Pricing Agreement, including the documents incorporated by reference therein and any other preliminary or other prospectus deemed to be a part thereof.

(d) The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, as the case may be, conformed or will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(e) Each Issuer Free Writing Prospectus identified on Exhibit B hereto, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Designated Shares or until any earlier date that the Company notified or notifies the Underwriters as described in Section 5(g) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein.

(f) The Company has been duly organized and is validly existing and in good standing as a real estate investment trust under the laws of the State of Maryland, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; the Company has interests in a number of entities (collectively, the “Entities”), identified on Exhibit E, which have been duly organized and are validly existing as corporations, partnerships, limited liability companies or joint ventures, as the case may be, in good standing under the laws of the jurisdiction of their organization (except for joint ventures, which have no good standing certificate requirements), with full power and authority to own, lease and operate their properties and conduct their business as described in the Registration Statement, the General Disclosure Package and the Prospectus; except as otherwise denoted in Exhibit E hereto, all of the equity interests in the Entities are owned by the Company, free and clear of all pledges, liens, encumbrances, claims, security interests and defects; all of the issued and outstanding stock of each Entity that is a corporation has been duly authorized and validly issued and is fully paid and non-assessable; no options, warrants or other rights to convert any obligations into partnership or other ownership interests in the Entities are outstanding; and the Company and the Entities are duly qualified to transact business in all jurisdictions in which the Company and the Entities are transacting business and in which the conduct of their respective businesses requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and the Entities considered as one enterprise.

(g) Neither the Company nor any of the Entities has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus; and, since the date as of which information is given in the General Disclosure Package and the Prospectus, there has not been any change in the authorized, issued or outstanding capital shares of the Company (except for subsequent issuances, if any, of Common Shares pursuant to (x) the Company’s Dividend Reinvestment and Share Purchase Plan as in effect on the date of the applicable Pricing Agreement, (y) any of the Company’s employee or trustee benefits plans, including upon exercise of share options granted pursuant thereto, as such plans are in effect on the date of the applicable Pricing Agreement or (z) the exercise of contractual rights existing on the date of the applicable Pricing Agreement by the current and former holders of partnership or other interests in certain of the “DownREIT” and other Entities listed in Exhibit E hereto which may result in the issuance of Common Shares of the Company) or any increase in the consolidated long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and the Entities taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus.

(h) The Company has an authorized capitalization as set forth in the Company’s consolidated balance sheet as of June 30, 2006 set forth in the Company’s

Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, all of the issued capital shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and none of the outstanding capital shares of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company.

(i) The Designated Shares have been duly and validly authorized, and, when such Designated Shares are issued and delivered pursuant to this Underwriting Agreement and the Pricing Agreement with respect to such Designated Shares, such Designated Shares will be duly and validly issued and fully paid and non-assessable; the Designated Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus as amended or supplemented with respect to such Designated Shares; except as set forth under the caption “Description of Shares of Beneficial Interest—Shareholder Liability” in the Prospectus, no holder of the Designated Shares is or will be subject to personal liability by reason of being such a holder; and the issuance of the Designated Shares is not subject to any preemptive or other similar rights of any securityholder of the Company.

(j) The issue and sale of the Designated Shares and the compliance by the Company with all of the provisions of this Underwriting Agreement and the Pricing Agreement with respect to such Designated Shares, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Entities is a party or by which the Company or any of the Entities is bound or to which any of the property or assets of the Company or any of the Entities is subject, nor will such action result in any violation of the provisions of the declaration of trust (“Declaration of Trust”) or bylaws (“Bylaws”) of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Entities or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Underwriting Agreement or any Pricing Agreement, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act, the Exchange Act and the rules of the New York Stock Exchange, Inc. (the “NYSE”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “Blue Sky” laws in connection with the purchase and distribution of the Shares by the Underwriters.

(k) Other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Entities is a party or of which any property of the Company or any of the Entities is the subject which, if determined adversely to the Company or any of the Entities, would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and the Entities; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(l) The consolidated financial statements of the Company and the Entities, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position and the results of operations of the Company and the Entities at the indicated dates and for the indicated periods. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data contained in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the consolidated financial statements incorporated by reference therein.

(m) The Company and the Entities have good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property referred to in the Registration Statement, the General Disclosure Package and the Prospectus as owned or leased by the Company or any of the Entities, in each case free and clear of all pledges, liens, encumbrances, claims, security interests and defects, other than those referred to in the Prospectus or which are not material in amount.

(n) The Company and the Entities have filed all federal, state, local and foreign income tax returns which have been required to be filed, or appropriate extensions for such filings have been obtained as required by law, and all federal, state, local and foreign taxes of the Company and the Entities have been paid except such taxes as are not yet due or are being contested in good faith.

(o) The Company and each of the Entities hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their respective businesses; and neither the Company nor any of the Entities has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company.

(p) Grant Thornton LLP, which audited the consolidated balance sheets of the Company and subsidiaries as of December 31, 2005 and the consolidated statements of operations, consolidated statements of common shareholders’ equity, and consolidated statements of cash flows for the year ended December 31, 2005 incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission promulgated thereunder and the Public Company Accounting Oversight Board (United States).

(q) The conditions for use of registration statements on Form S-3 set forth in the General Instructions on Form S-3 have been satisfied and the Company is entitled to use such form for the transaction contemplated by this Underwriting Agreement and any Pricing Agreement.

(r) Although the Company is aware of the presence of hazardous substances, hazardous materials, toxic substances or waste materials (“Hazardous Materials”) on certain of its properties, nothing has come to the attention of the Company which, at this time, would lead the Company to believe that the presence of such Hazardous Materials, when considered in the aggregate, would materially adversely affect the financial condition of the Company. In connection with the construction on or operation and use of the properties owned or leased by the Company or the Entities, the Company represents that, as of the date of this Underwriting Agreement, it has no knowledge of any material failure by the Company or the Entities to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

(s) With respect to all tax periods regarding which the Internal Revenue Service is or will be entitled to assert any claim, the Company has met the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and contemplated operations, assets and income continue to meet such requirements; and the Company is neither an “investment company” nor a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3. Upon the execution of the Pricing Agreement applicable to any Designated Shares and authorization by the Representatives of the release of such Designated Shares, the several Underwriters propose to offer such Designated Shares for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

4. Certificates for the Designated Shares to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in definitive form and in such authorized denominations and registered in such names as the Representatives may request upon at least twenty-four hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of federal or other immediately available funds to an account at a bank located in one of the 48 contiguous states of the United States of America (which account shall be designated by the Company upon at least forty-eight hours’ prior notice to the Representatives), all in the manner and at the place and time and date specified in or pursuant to such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing. The time and date of delivery of and payment for the Initial Shares (or, if the applicable Pricing Agreement does not grant the Underwriters an option to purchase Option Shares, the Designated Shares) is herein called the “Time of Delivery” for such Shares, and, if the applicable Pricing Agreement grants the Underwriters an option to purchase Option Shares and if the Underwriters exercise such option, in whole or in part, the time and date of delivery of such Option Shares is hereinafter called the “Option Closing Time” for such Shares.

5. The Company agrees with each of the Underwriters of any Designated Shares that:

(a) The Company, subject to Section 5(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Designated Shares shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Designated Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Act in connection with the offering of the Designated Shares. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Designated Shares within the time required by Rule 456(b)(1)(i) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b));

(b) From the Applicable Time to the Time of Delivery for such Designated Shares (or, if the applicable Pricing Agreement provides for an over-allotment option, prior to the Option Closing Time or, if such over-allotment option is not exercised by the Underwriters, from the Applicable Time to the expiration of such over-allotment option), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Designated Shares or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the Act, the Exchange Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act or the Commission’s regulations thereunder within forty-eight hours prior to the Applicable Time;

(c) The Company represents and agrees that, unless it obtains the prior written consent of the Underwriters, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the other Underwriters, it has not made and will not make any offer relating to the Designated Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, in each case required to be filed with the Commission; provided, however, that the Underwriters are authorized to use the information on Exhibit C hereto and the information with respect to the final terms of the Designated Shares in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping;

(d) The Company promptly from time to time will take such action as the Representatives may reasonably request to qualify such Designated Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S T;

(f) The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company has delivered to each Underwriter, without charge, as many copies of each Issuer Free Writing Prospectus, if any, as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies of each preliminary prospectus and each Issuer Free Writing Prospectus, if any, for purposes permitted by the Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Act in connection with sales of the Designated Shares, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company, during the period when the Prospectus is required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder;

(g) The Company will comply with the Act and the rules and regulations of the Commission thereunder, the Exchange Act and the rules and regulations of the Commission thereunder and the Trust Indenture Act and the rules and regulations of the Commission thereunder so as to permit the completion of the distribution of the Designated Shares as contemplated in this Underwriting Agreement, a related Pricing Agreement and in the Prospectus. If at any time when a prospectus is required by the Act to be delivered in connection with sales of the Designated Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the Act or the rules and regulations thereunder, the Company will promptly prepare and file with the Commission, subject to Section 5(b) hereof, such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Designated Shares) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Representatives may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Designated Shares) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission;

(h) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Act;

(i) During the period beginning on and including the date of the Pricing Agreement for such Designated Shares and continuing through and including the 45th day after the date of the Pricing Agreement (the “Lock-Up Period”), not to offer, sell, contract to sell, pledge or otherwise issue or dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, (i) if such Designated Shares are Common Shares, any Common Shares, any capital shares of the Company which are substantially similar to Common Shares or any securities convertible into or exercisable, exchangeable or redeemable for Common Shares or any capital shares of the Company which are substantially similar to Common Shares or (ii) if such Designated Shares are Preferred Shares, any such Preferred Shares, any capital shares of the Company which are substantially similar to such Preferred Shares or any securities convertible into or exercisable, exchangeable or redeemable for any such Preferred Shares or any capital shares of the Company which are substantially similar to such Preferred Shares, or publicly announce an intention to effect any such transaction, in each case without the prior written consent of the Representatives. The foregoing restrictions in this Section 5(i) shall not prohibit the sale of such Designated Shares to the Underwriters pursuant to this Agreement and the applicable Pricing Agreement, and shall not prohibit the Company from (A) issuing Common Shares (including upon exercise of share options) or granting options to purchase Common Shares pursuant to (x) the Company’s Dividend Reinvestment and Share Purchase Plan as in effect on the date of the applicable Pricing Agreement, (y) any of the Company’s employee or trustee benefit plans as such plans are in effect on the date of the applicable Pricing Agreement or (z) the exercise of contractual rights existing on the date of the applicable Pricing Agreement by current and former holders of partnership or other interests in certain of the “DownREIT” and other Entities listed in Exhibit E hereto which may result in the issuance of Common Shares by the Company, and (B) issuing Common Shares, Preferred Shares and any other securities of the Company (the “Acquisition Securities”), including, without limitation, securities convertible into or exercisable, exchangeable or redeemable for Common Shares, as consideration for the acquisition of real property, provided that (i) the Acquisition Securities are not sold (with respect to Acquisition Securities that are Common Shares) and are not convertible, exercisable, exchangeable or redeemable for or into Common Shares (with respect to Acquisition Securities that are not Common Shares), in each case prior to the day following the 45th day after the date of the Pricing Agreement and (ii) the Company shall not release, modify or waive the restriction set forth in this clause (B) with respect to the Acquisition Securities without the prior written consent of the Representatives.

(j) The Company will use the net proceeds received by it from the sale of the Designated Shares in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(k) The Company will qualify as a “real estate investment trust” under the Code, and to use its best efforts to continue to meet the requirements to qualify as a “real estate investment trust”; and

(l) The Company acknowledges and agrees that the Underwriters of such Designated Shares are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of such Designated Shares (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby and in any Pricing Agreement, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or in any Pricing Agreement or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus, Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement Among Underwriters, this Underwriting Agreement, any Pricing Agreement, any Blue Sky and legal investment surveys and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (v) the cost of preparing certificates for the Designated Shares; (vi) the costs and charges of any transfer agent or registrar or dividend disbursing agent in connection with the Designated Shares; (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (viii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Designated Shares made by the Underwriters caused by a breach of the representation contained in the sixth paragraph of Section 2(c) hereof. It is understood, however, that, except as provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

7. The obligations of the Underwriters of any Designated Shares under the Pricing Agreement relating to such Designated Shares shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in, or incorporated by reference from this Underwriting Agreement into, the Pricing Agreement relating to such Designated Shares are, at and as of the Time of Delivery for such Designated Shares (and, if applicable, at and as of the Option Closing Time for any such Designated Shares) true and correct, to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and to the following additional conditions:

(a) The Prospectus containing the 430B Information as amended or supplemented in relation to the applicable Designated Shares shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction; the Company shall have paid the required Commission filing fees relating to the Designated Shares within the time period required by Rule 456(b)(1)(i) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Sidley Austin LLP, counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery for such Designated Shares, with respect to the organization of the Company, the validity of the Designated Shares being delivered at such Time of Delivery, the Registration Statement, the Prospectus as amended or supplemented and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as it may reasonably request to enable it to pass upon such matters (in rendering such opinion, Sidley Austin LLP may rely, as to all matters arising under or governed by the laws of the State of Maryland, on the opinion of Pillsbury Winthrop Shaw Pittman LLP);

(c) Pillsbury Winthrop Shaw Pittman LLP, counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery for such Designated Shares, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit D hereto;

(d) In addition to the above opinion, the Representatives shall have received the opinion or opinions of Pillsbury Winthrop Shaw Pittman LLP, Tax Counsel to the Company, dated the Time of Delivery for such Designated Shares, in form and substance satisfactory to the Representatives, to the effect that, subject to customary representations, qualifications and exclusions, (1) the Company qualified as a real estate investment trust (“REIT”) under the Code for its taxable years ending through and including December 31, 2005, (2) the Company is organized in conformity with the requirements for qualification as a REIT under the Code, and its current method of operation will enable it to meet the requirements for qualification as a REIT for the current taxable year and for future taxable years; and (3) the discussion in (x) the Prospectus under the caption “Federal Income Tax Consequences,” and (y) the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 under the captions “Risk Factors—Failure to qualify as a REIT for federal income tax purposes would cause us to be taxed as a corporation, which would substantially reduce funds available for payment of distributions,” “Risk Factors—We may be required to incur additional debt to qualify as a REIT” and “Risk Factors—To maintain our status as a REIT, we limit the amount of shares any one shareholder can own” which is incorporated by reference into the Prospectus, to the extent that it discusses matters of law or legal conclusions or purports to describe certain provisions of the federal tax laws, is a correct summary of the matters discussed therein, and the opinions of such counsel appearing in the Prospectus under the captions “Certain Federal Income Tax Considerations” and “Federal Income Tax Consequences” are hereby confirmed;

(e) On the date of the Pricing Agreement for such Designated Shares and at the Time of Delivery for such Designated Shares, Grant Thornton LLP, the independent accountants of the Company, shall have furnished to the Underwriters a “comfort letter” in form and substance satisfactory to the Representatives;

(f) (i) Neither the Company nor any of the Entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, and (ii) since the respective dates as of which information is given in the Prospectus and the General Disclosure Package, there shall not have been any change in the authorized, issued or outstanding capital shares of the Company (except for subsequent issuances, if any, of Common Shares pursuant to (x) the Company’s Dividend Reinvestment and Share Purchase Plan as in effect on the date of the applicable Pricing Agreement, (y) any of the Company’s employee or trustee benefits plans, including upon exercise of share options granted pursuant thereto, as such plans are in effect on the date of the applicable Pricing Agreement or (z) the exercise of contractual rights existing on the date of the applicable Pricing Agreement by the current and former holders of partnership or other interests in certain of the “DownREIT” and other Entities listed in Exhibit E hereto which may require or permit (in lieu of a payment in cash) the issuance of Common Shares of the Company) or increase in long-term debt of the Company or any of the Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and the Entities, otherwise than as set forth or contemplated in the Prospectus and the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Shares on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

(g) On or after the date of the Pricing Agreement relating to the Designated Shares (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred shares by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred shares;

(h) On or after the date of the Pricing Agreement relating to the Designated Shares there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities in New York declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or other calamity or crisis, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Shares on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

(i) The Company shall have complied with the provisions of Section 5(f) hereof with respect to the furnishing of Prospectuses as amended or supplemented;

(j) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Shares a certificate or certificates of officers of the Company dated such Time of Delivery and satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of the date of such certificate, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the date of such certificate, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representatives may reasonably request;

(k) On or prior to the date of the Pricing Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit F hereto signed by each of the persons listed in Schedule III to such Pricing Agreement;

(l) The Designated Shares shall have been approved for listing on the NYSE, subject to official notice of issuance; and

(m) In the event that the Pricing Agreement with respect to the Designated Shares grants the Underwriters an option to purchase Option Shares from the Company and the Underwriters exercise such option to purchase all or any of the Option Shares, the obligations of the Underwriters to purchase such Option Shares at the Option Closing Time shall be subject to the further conditions that the Representatives shall have received legal opinions of Sidley Austin LLP and Pillsbury Winthrop Shaw Pittman LLP, dated such Option Closing Time, relating to the Option Shares to be purchased and otherwise to the same effect as the respective opinions referred to in Sections 7(b), (c) and (d), a certificate or certificates of officers of the Company, dated such Option Closing Time, to the same effect as the certificate or certificates required pursuant to Section 7(j), and a “comfort letter,” dated such Option Closing Time, from Grant Thornton LLP in the same form and substance as the letter furnished to the Underwriters at the Time of Delivery except that the “specified date” in such letter shall be a date not more than five days prior to such Option Closing Time, and that all of the foregoing are satisfactory to the Representatives.

8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, Issuer Free Writing Prospectus, the Registration Statement (including the Rule 430B Information), the Prospectus as amended or supplemented or any other prospectus relating to the Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any preliminary prospectus supplement, Issuer Free Writing Prospectus, the Registration Statement, the Prospectus as amended or supplemented or any other prospectus relating to the Shares, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Shares through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Shares.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, Issuer Free Writing Prospectus, the Registration Statement, the Prospectus as amended or supplemented or any other prospectus relating to the Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, any preliminary prospectus supplement, Issuer Free Writing Prospectus, the Registration Statement, the Prospectus as amended or supplemented or any other prospectus relating to the Shares, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as to which the Company shall be entitled to indemnification under this subsection (b) as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (unless separate counsel is required due to conflict of interest) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Shares on the other from the offering of the Designated Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions from such offering received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Shares in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Shares and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer of the Company who signed the Registration Statement, trustee of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. (a) If any Underwriter shall default in its obligation to purchase the Designated Shares which it has agreed to purchase at the Time of Delivery or, if applicable, at the Option Closing Time under the Pricing Agreement relating to such Designated Shares, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such

Designated Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Shares on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Shares, the Representatives or the Company shall have the right to postpone the Time of Delivery or the Option Closing Time, as the case may be, for such Designated Shares for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Underwriting Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Shares.

(b) If, after giving effect to any arrangements for the purchase of the Designated Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Designated Shares which remains unpurchased does not exceed one-tenth of the aggregate number of Designated Shares to be purchased at the Time of Delivery or the Option Closing Time, as the case may be, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Designated Shares which such Underwriter agreed to purchase at the Time of Delivery or such Option Closing Time, as the case may be, under the Pricing Agreement relating to such Designated Shares and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Designated Shares which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Designated Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of Designated Shares which remains unpurchased exceeds one-tenth of the aggregate number of the Designated Shares to be purchased at the Time of Delivery or the Option Closing Time, as the case may be, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Shares of a defaulting Underwriter or Underwriters, then, in the case of a failure to purchase Designated Shares at the Time of Delivery, the Pricing Agreement relating to such Designated Shares shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof or, in the case of a failure to purchase Designated Shares at an Option Closing Time which is after the Time of Delivery, the several obligations of the Underwriters to purchase and the obligation of the Company to sell such Designated Shares at such Option Closing Time shall terminate without liability on the part of any non-defaulting Underwriter or the Company, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Underwriting Agreement or made by or on behalf of them, respectively, pursuant to this Underwriting Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or trustee or controlling person of the Company, and shall survive delivery of and payment for the Shares.

11. If any Pricing Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Shares covered by such Pricing Agreement except as provided in Section 6 and Section 8 hereof. If this Underwriting Agreement shall be terminated as a result of any of the conditions set forth in Section 7 (other than clause (i), (iii) or (iv) of Section 7(h)) hereof not being satisfied, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Shares, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Shares except as provided in Section 6 and Section 8 hereof.

12. In all dealings hereunder, the Representatives of the Underwriters of Designated Shares shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, overnight courier, hand delivery or facsimile transmission to the address of the Representatives as set forth in the applicable Pricing Agreement; and if to the Company shall be delivered or sent by mail, overnight courier, hand delivery or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement: Attention: Legal Department; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall also be delivered or sent by mail, overnight courier, hand delivery or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex or facsimile transmission constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Underwriting Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 8 and Section 10 hereof, the officers of the Company who signed the Registration Statement, and trustees of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Underwriting Agreement or any such Pricing Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. This Underwriting Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. This Underwriting Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

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If the foregoing is in accordance with your understanding, please sign and return this Underwriting Agreement to us.

Very truly yours,

FEDERAL REALTY INVESTMENT TRUST

By:	/s/ Dawn M. Becker
Name:	Dawn M. Becker
Title:	Executive Vice President – General
Counsel and Secretary

Accepted as of the date hereof:

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ David H. Herman
Name:	David H. Herman
Title:	Director

EXHIBIT A

Pricing Agreement

September 14, 2006

WACHOVIA CAPITAL MARKETS, LLC

As representative of the several Underwriters named in Schedule I hereto

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Federal Realty Investment Trust, a Maryland real estate investment trust (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 14, 2006 (the “Underwriting Agreement”), between the Company on the one hand and Wachovia Capital Markets, LLC, as representative of the several underwriters named in Schedule I hereto (the “Underwriters”), on the other hand, to issue and sell to the Underwriters, the Shares specified in Schedule II hereto (the “Designated Shares”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus and the General Disclosure Package in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and the General Disclosure Package (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the General Disclosure Package and the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of the Representatives pursuant to Section 12 of the Underwriting Agreement is Wachovia Capital Markets, LLC, and the Representatives designated to act on behalf of each of the Underwriters of the Designated Shares pursuant to Section 12 of the Underwriting Agreement is Wachovia Capital Markets, LLC and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

A supplement to the Prospectus relating to the Designated Shares, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Time of Delivery and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Initial Shares (as defined in Schedule II hereto) set forth opposite the name of such Underwriter in Schedule I hereto.

In addition, subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company hereby grants an option to the Underwriters to purchase, severally and not jointly, up to the number of Option Shares (as defined in Schedule II hereto) specified in Schedule II hereto at the place and purchase price to the Underwriters set forth in Schedule II hereto and at the Option Closing Time specified by the Representatives as provided below. The option hereby granted will expire at 11:59 p.m. (New York City time) on the 30th day after the date of this Pricing Agreement and may be exercised once, in whole or in part, for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the Option Closing Time for such Option Shares. Any such Option Closing Time shall be determined by the Representatives but shall not be later than seven full business days after the exercise of such option nor in any event prior to the Time of Delivery. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will be obligated to purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Initial Shares (subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares), and the Company shall be obligated to issue and sell such Option Shares to the several Underwriters, in each case subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated by reference herein.

The obligations of the Underwriters under this Pricing Agreement and the Underwriting Agreement incorporated herein are several and not joint.

This Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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If the foregoing is in accordance with your understanding, please sign and return this Pricing Agreement to us, and upon acceptance hereof by you, on behalf of each of the Underwriters, this Pricing Agreement and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

FEDERAL REALTY INVESTMENT TRUST

By:
Name:
Title:

Accepted as of the date hereof:

WACHOVIA CAPITAL MARKETS, LLC,

    On its own behalf and as Representative of

    the several Underwriters

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Initial Shares to be Purchased
Wachovia Capital Markets, LLC	•,000
•	•,000
•	•,000

Total	•,000

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SCHEDULE II

Title of Designated Shares:

Number of Designated Shares:	shares. The Designated Shares consist of an aggregate of Designated Shares (the “Initial Shares”) that the Underwriters have agreed, severally and not jointly, to purchase and that the Company has agreed to sell and an aggregate of up to Designated Shares (the “Option Shares”) that the Underwriters have the option to purchase, severally and not jointly, from the Company, all subject to the terms and conditions set forth in this Pricing Agreement and the Underwriting Agreement incorporated by reference herein.

Initial Offering Price to Public Per Share for Designated Shares:	$ per share.

Purchase Price per Share for Designated Shares to be Paid by the Underwriters:

$ per share; provided, however, that the purchase price per share for any Option Shares purchased by the Underwriters shall be reduced by an amount per share equal to the aggregate amount per share of any dividends or distributions declared, paid or payable with respect to the Initial Shares but not payable with respect to such Option Shares.

Applicable Time:	•:00 [a.m./p.m.] (Eastern Time) on • or such other time as agreed by the Company and the Representatives.

Preliminary Prospectus Supplement:	Preliminary Prospectus Supplement dated •.

Specified funds for payment of purchase price:	Wire transfer of immediately available funds.

Liquidation Preference Per Share for Designated Shares, if applicable:

Dividend Payment Dates, if applicable:

Redemption provisions, if applicable:

II-1

Sinking fund requirements, if applicable:

Names and addresses of Representatives:	Wachovia Capital Markets, LLC 375 Park Avenue New York, New York 10152

Address for Notices, etc.:	Wachovia Capital Markets, LLC 375 Park Avenue New York, New York 10152

Other Terms:

Time of Delivery:	9:00 a.m. (New York City time) on

Closing Location:	Sidley Austin LLP 555 California Street San Francisco, California 94104

Place of Delivery of Designated Shares:	New York, New York

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SCHEDULE III

List of Persons Subject to Lock-Up

Donald C. Wood

Larry E. Finger

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EXHIBIT B

Schedule of Issuer Free Writing Prospectuses Included in the General Disclosure Package

None.

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EXHIBIT C

PRICE-RELATED INFORMATION

Issuer: Federal Realty Investment Trust

Ticker: FRT

Price to public: $74.90 per share

Last reported NYSE sale price: $76.42 on 9/13/2006

Shares offered: 2,002,670 shares, all primary

Over-allotment option: up to an additional 300,400 shares, all primary

Total offering size: $149,999,983 ($172,499,943 if over-allotment option is exercised in full)

Underwriting discounts and commissions: $0.39 per share

Proceeds, before expenses, to Federal Realty Investment Trust: $149,218,941.70

Trade date: 9/14/2006

Settlement date: 9/19/2006

Underwriters: Wachovia Securities (70%), BB&T Capital Markets (10%), RBC Capital Markets (10%), Stifel Nicolaus (10%)

Use of proceeds: Initially to repay debt recently used to acquire three properties and for general corporate purposes including paying down debt under FRT’s revolving credit facility and, on a longer term basis, to redeem currently outstanding preferred shares.

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EXHIBIT D

[Not filed with this Current Report]

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EXHIBIT D-1

Indenture dated December 13, 1993, related to the Company’s 7.48% Debentures due August 15, 2026; and 6.82% Medium Term Notes due August 1, 2027, filed with the Commission on December 13, 1993 as Exhibit 4(a) to the Company’s Registration Statement on Form S-3 (File No. 33-51029).

Indenture dated September 1, 1998 related to the Company’s 6 1/8% Notes due November 15, 2007, 8.75% Notes due December 1, 2009, 4.50% Notes due 2011, 5.65% Notes due 2016, 6.00% Notes due 2012 and 6.20% Notes due 2017 filed as Exhibit 4(a) to the Company’s Registration Statement on Form S-3 (File No. 333 63619).

Credit Agreement dated as of July 28, 2006, by and among the Company, as Borrower, The Financial Institutions Party Thereto and Their Assignees Under Section 12.5.(d), as Lenders, Wachovia Capital Markets, LLC as sole Lead Arranger and Sole Book Manager, Wachovia Bank, National Association as Agent, Eurohypo AG, New York Branch as Syndication Agent, and each of PNC Bank, National Association, SunTrust Bank and U.S. Bank National Association, as Documentation Agent.

Credit Agreement dated as of August 24, 2006, by and between the Company and Wachovia Investment Holdings, LLC.

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EXHIBIT E

FEDERAL REALTY INVESTMENT TRUST	Company’s Direct or Indirect Ownership Interest
FR Associates Limited Partnership (“FR”)	98.97% (1.03% SRI)
Andorra Associates	99% (1% FR)
Governor Plaza Associates	99% (1% FR)
Shopping Center Associates	99% (1% FR)
Berman Enterprises II Limited Partnership	99% (1% FR)
FRIT Escondido Promenade, LLC	70%
FRIT Leasing & Development Services, Inc. (“FRIT L&D”)	100%
FRIT Santana Row TRS, Inc.	100% (FRIT L&D)
Congressional Plaza Associates, LLC	64.1030%
FR Pike 7 Limited Partnership (DownREIT) – 12,393.71 units outstanding)	99%
Federal Realty Partners L. P. (Master DownREIT- 352,549 units outstanding – 508,999 units have been redeemed)	40 units (FedRP Inc.) 509,039 units (FRLP Inc.)
Federal Realty Partners, Inc. (“FedRP Inc.”)	100%
FRLP, Inc. (“FRLP Inc.”)	100%
FR Leesburg Plaza, LLC (“Leesburg LLC”)	100%
FR Leesburg Plaza, LP (DownREIT– 37,267 units outstanding – 100,733 units have been redeemed)	315,233 units (Leesburg LLC)
Federal Realty Management Services, Inc.	100%
FR Federal Plaza, Inc. (“FedPlaza Inc.”)	100%
FR Federal Plaza, LLC	100% (FedPlaza Inc.)
FR Mercer Mall, Inc. (“Mercer Inc.”)	100%
FR Mercer Mall, LLC	100% (Mercer Inc.)
Federal/LPF GP, Inc. (“LPF”)	100%
Federal/Lion Venture LP (“Venture”)	29.99% (.1% LPF)
FLV Plaza del Mercado, LLC (“Mercado”)	30% through Venture
FLV Plaza del Mercado, LP	30% through Mercado
FLV Campus Plaza GP, LLC (“Campus”)	30% through Venture
FLV Campus Plaza Limited Partnership	30% through Campus
FLV Pleasant Shops GP, LLC (“Pleasant”)	30% through Venture
FLV Pleasant Shops Limited Partnership	30% through Pleasant
FLV Atlantic Plaza GP, LLC (“Atlantic”)	30% through Venture
FLV Atlantic Plaza Limited Partnership	30% through Atlantic
FLV Greenlawn Plaza GP, LLC (“Greenlawn”)	30% through Venture
FLV Greenlawn Plaza, LP	30% through Greenlawn
FLV Barcroft Plaza GP, LLC (“Barcroft”)	30% through Venture
FLV Barcroft Plaza, LP	30% through Barcroft
FR Westgate Mall, Inc. (“Westgate Inc.”)	100%
FR Westgate Mall, LLC	100% (Westgate Inc.)
FR Assembly Square, LLC	100%
FR Sturtevant Street, Inc. (“Sturtevant Inc.”)	100%

FR Sturtevant Street, LLC	100% (Sturtevant Inc.)
FR Crow Canyon, Inc. (f/k/a JS&DB, Inc.) (“Crow Inc.”)	100%
FR Crow Canyon, LLC	100% (Crow Inc.)
FR Key Road, Inc.	100%
FR Riverside, Inc.	100%
FR Linden Square, Inc.	100%
FR North Dartmouth, Inc. (“ND Inc.”)	100%
FR North Dartmouth, LLC	100% by First American Title Insurance Company (“First American”) as part of a reverse 1031 exchange; thereafter ND Inc.
FR Chelsea Commons I, Inc. (“Chelsea I Inc.”)	100%
FR Chelsea Commons I, LLC	100% by First American as part of a reverse 1031 exchange; thereafter Chelsea I Inc.
FR Chelsea Commons II, Inc. (“Chelsea II Inc.”)	100%
FR Chelsea Commons II, LLC	100% by First American as part of a reverse 1031 exchange; thereafter Chelsea II Inc.
Street Retail, Inc.	100%

STREET RETAIL, INC. (“SRI”)

SRI Old Town, LLC	100%
Street Retail Forest Hills I, LLC	100%
Street Retail Forest Hills II, LLC	100%
Street Retail West GP, Inc. (“SRWGP”)	100%
Street Retail West I, L.P.	100% (10% through SRI)
Street Retail West II, L.P.	100% (10% through SRI)
Street Retail West 3, L.P.	100% (10% through SRI)
Street Retail West 4, L.P.	90%
Street Retail West 6, L.P.	100% (10% through SRI)
Street Retail West 7, L.P.	90%
Street Retail West 10, L.P.	100% (10% through SRI)
Street Retail San Antonio, LP	.1% (SRI San Anton) 99.9% (SRI Texas)
SRI San Antonio, Inc. (f/k/a Dim Sum, Inc. f/k/a FR Acquisition Holding Co., Inc.) (“SRI San Anton”)	100%
SRI Texas, Inc. (“SRI Texas”)	100%
FRIT San Jose Town and Country Village, LLC (“San Jose LLC”)	100%
San Jose Residential, Inc.	100% nonvoting stock (San Jose LLC)
Santana Row Services, Inc.	100%

Santana Row ROF, Inc. (“ROF”)	100%
La Rive Gauche San Jose, LLC	37.5% (ROF)
Straits Santana Row, LLC	90% (ROF)
Blowfish SR, LLC	30% (ROF)
Village Café Santana Row, LLC	49% (ROF)
Yankee Pier Santana Row, LLC	75% (ROF)
Pizza Antica, LLC	20% (ROF)
Sino, LLC (f/k/a Red Lantern Restaurant, LLC)	90% (ROF)
Santana Grill Partners, LP	29.167% (ROF)

Santana Row Association, a California non-profit mutual benefit corporation

The Deforest Building Condominium Owners Association, a California non-profit mutual benefit corporation

The Margo Building and Villa Cornet Building Condominium Owners Association, a California non-profit mutual benefit corporation

EXHIBIT F

[Form of Lock-Up Agreement]

Federal Realty Investment Trust

Public Offering of Common Shares

September 14, 2006

Wachovia Capital Markets, LLC

As Representative of the several Underwriters

c/o Wachovia Capital Markets, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Pricing Agreement (the “Pricing Agreement”), between Federal Realty Investment Trust, a Maryland real estate investment trust (the “Company”), and you, relating to an underwritten public offering of the Company’s common shares of beneficial interest, par value $0.01 (the “Common Shares”). [Note: If the Designated Shares are Preferred Shares, change references from “Common Shares” to “Preferred Shares,” as appropriate.]

In order to induce you to enter into the Pricing Agreement, the undersigned will not, without the prior written consent of Wachovia Capital Markets, LLC (“Wachovia”), as representative of a group of underwriters, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any capital shares of the Company or any securities convertible into or exercisable, redeemable or exchangeable for such capital shares (in each case whether now owned or hereinafter acquired by the Company), or publicly announce an intention to effect any such transaction, for a period beginning on and including the date of the Pricing Agreement through and including the date which is 45 days after the date of the Pricing Agreement (the “Lock-Up Period”).

Notwithstanding the provisions set forth in the immediately preceding paragraph, nothing contained herein shall prohibit the exercise of stock options by the undersigned under the Company’s stock option plans for employees or trustees or other purchases by the undersigned of capital shares of the Company or any securities convertible into or exercisable, redeemable or exchangeable for such capital shares under the Company’s stock purchase plan for employees or

F-1

trustees, in each case as such plans are in effect on the date of the Pricing Agreement (provided that the undersigned understands and agrees that any and all capital shares of the Company and securities convertible into or exercisable, redeemable or exchangeable for such capital shares that the undersigned acquires on or after the date of this agreement (including, without limitation, upon the exercise of stock options or purchases under the Company’s stock purchase plan for employees or trustees) shall be subject to the terms and provisions of this agreement and, without limitation to the foregoing, the undersigned further understands and agrees that the undersigned will not transfer, sell or otherwise dispose of, directly or indirectly (including, without limitation, through a broker or dealer), any capital shares of the Company or any securities convertible into or exercisable, redeemable or exchangeable for such capital shares in payment of all or any portion of the exercise price of any such stock options exercised by the undersigned under any such stock option plans or in payment of all or any portion of the purchase price of any such capital shares or other securities purchased by the undersigned under any such stock purchase plans or otherwise effect a so-called “cashless” exercise or purchase); and provided, however, that the undersigned may donate any capital shares of the Company or any securities convertible into or exercisable, redeemable or exchangeable for such capital shares to members of the undersigned’s immediate family, to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family or to charitable or educational organizations without the prior written consent of Wachovia if, in each case (i) such donation is a bona fide gift, (ii) the undersigned provides written notice of such gift to Wachovia no later than three business days prior to such gift, and (iii) the donee executes and delivers to Wachovia, prior to or contemporaneously with such gift, an agreement, in form and substance reasonably satisfactory to Wachovia, in substantially the form of this agreement. For purposes of this paragraph, “immediate family” shall mean a spouse, lineal descendent, father, mother, brother or sister of the transferor. As used in this agreement, the term “capital shares” includes, without limitation, Common Shares and the Company’s preferred shares of beneficial interest, par value $0.01 per share.

If for any reason the Pricing Agreement shall be terminated prior to the Time of Delivery (as defined in the Pricing Agreement), the agreement set forth above shall likewise be terminated.

[Signature Page Immediately Follows]

F-2

In witness whereof, the undersigned has executed and delivered this agreement as of the day and year first set forth above.

Yours very truly,

Print Name:

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